F45 Announces Intention to Voluntarily Delist and Deregister its Securities

AUSTIN, TX, August 14, 2023 – F45 Training Holdings Inc. (NYSE: FXLV) (“F45” or the “Company”) today announced its intention to voluntarily delist from the New York Stock Exchange (“NYSE”) and to deregister its common stock under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as suspend its reporting obligations under Section 15(d) of the Exchange Act.

As previously disclosed, the Company received a notice from the NYSE that it is not currently in compliance with the continued listing standards of the NYSE because the Company is behind in its public filings and because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. Since receipt of such notice, the Company’s common stock has generally continued to trade below $1.00 per share. In response, the Company has evaluated whether to remain listed or to go dark and has determined that going dark is the best path for the Company due to the expected substantial cost savings and the Company’s current inability to realize the traditional benefits of public company status. The Company’s continued low trading value, and the resulting low trading price, affects the Company’s ability to raise capital from the public markets, effectively use its securities as transaction consideration or attract interest from institutional investors or market analysts. Despite the lack of these benefits, the Company incurs all of the significant annual expenses and indirect costs associated with being a public company. As a result of going dark, the Company will no longer be obligated to pay these significant expenses and will experience substantial cost savings.

The Company also believes the reduction in time spent by its management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with franchisees and vendors and growing stockholder value. The Company will continue to focus on long-term growth, but without the distraction of short-term financial results and stock price movement.

The Company today notified the NYSE of its intent to voluntarily delist its common stock from the NYSE. The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting and deregistration of its common stock on or about August 24, 2023, and anticipates that the delisting and deregistration under Section 12(b) of its common stock will become effective on or about September 3, 2023.

Following the delisting of its common stock from NYSE and after the Company has made all necessary SEC filings and is otherwise able to do so, the Company plans to file with the SEC a Form 15 to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.

About F45

F45 Training is a leading boutique fitness franchise platform operating the F45, FS8 and Vive Active brands. F45 is a high-intensity interval training (HIIT) workout that utilizes proprietary technology, including a proven fitness platform that leverages a rich content database of thousands of unique functional training movements that offers members a new workout experience each day. FS8 is a progressive new fitness concept that remixes the best elements of pilates, tone and yoga. Vive Active is an innovative, high energy fitness concept that focuses on athletic reformer pilates. F45 is committed to supporting our expanding global franchise network in the high growth boutique fitness category.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s expectations as to the timing of its delisting and deregistration process and the anticipated benefits and cost savings of such actions. These forward-looking statements involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the risk that the delisting and deregistration process will take longer than expected and that the benefits of such actions may not be realized. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

Investor Contact
ICR, Inc.
Bruce Williams
F45IR@icrinc.com
(332) 242-4303

Source: F45 Training Holdings Inc.
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